Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2024 with respect to the consolidated financial statements of Lifezone Metals Limited included in the Annual Report on Form 20-F for the year ended December 31, 2023, which are incorporated by reference in this Registration Statement on Form F-1.  We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ Grant Thorton

Grant Thornton
Dublin, Ireland

March 29, 2024